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                                                                    EXHIBIT 21.1

                           SUBSIDIARIES OF REGISTRANT




   NAME OF ORGANIZATION                                 JURISDICTION
   --------------------                                 ------------

   Aware Security Corporation . . . . . . . . . . .     Massachusetts